Contingent Real-Return Performance Securities

UBS AG

January 24, 2011

PRODUCT SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement
Contingent Real-Return Performance Securities

Linked to an Index and the U.S. Consumer Price Index

UBS AG from time to time may offer and sell Contingent Real-Return Performance Securities, which we refer to as “Securities”, linked to (i) a specified index (the “underlying index”) and (ii) the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (the “CPI”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying index to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and include the following:

Issuer:
UBS AG (“UBS”)
Booking Branch:
The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:
The issue price per Security will be set equal to 100% of the principal amount of each Security.
No Coupon:
We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).
Payment at Maturity:
At maturity, UBS will pay a cash payment per Security that you hold, the amount of which is based on either the performance of the underlying index or the CPI from the trade date to the final valuation date, and on whether the level of the underlying index closes below the trigger level on the final valuation date, as described below:

➢

If the final index level is greater than or equal to the trigger level, UBS will pay you, for each Security that you hold, a cash payment equal to your principal amount plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the index return, (b) the CPI return and (c) zero (if the index and CPI returns are both negative).

➢

If the final index level is less than the trigger level, UBS will pay you for each Security that you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index from the trade date to the final valuation date and UBS will not pay any CPI return, for an amount equal to: $10.00 + ($10 × index return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final index level is less than the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index return is less than zero.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Index Return:
The quotient, expressed as a percentage, of (i) the final index level minus the initial index level divided by (ii) the initial index level.
Expressed as a formula:

Final Index Level – Initial Index Level Initial Index Level
Initial Index Level:
The closing level of the underlying index determined on the trade date.
Final Index Level:
Unless otherwise specified in the applicable pricing supplement, the “final index level” is the closing level of the underlying index determined on a date specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein (the “final valuation date”).

(cover continued on next page)

CPI Return:
The quotient, expressed as a percentage, of (i) the final CPI level minus the initial CPI level divided by (ii) the initial CPI level.
Expressed as a formula:

Final CPI Level – Initial CPI Level Initial CPI Level
Initial CPI Level:
The level of the CPI reported by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the trade date, without regard to any subsequent corrections or revisions to that published level.
Final CPI Level:
Unless otherwise specified in the applicable pricing supplement, the level of the CPI reported by the BLS and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the final valuation date, without regard to any subsequent corrections or revisions to that published level.
Trigger Level:
A specified level of the underlying index that is below the initial index level set forth in the applicable pricing supplement.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-13 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on page PS-7.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product supplement dated January 24, 2011

ADDITIONAL INFORMATION ABOUT THE CONTINGENT REAL-RETURN PERFORMANCE SECURITIES

You should read this product supplement together with the prospectus dated January 13, 2009, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated January 13, 2009, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

➢	Index Supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Dow Jones-AIG Commodity IndexSM	IS-16
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-23
Rogers International Commodity Index® Excess ReturnSM	IS-28
AMEX Hong Kong 30 Index	IS-35
Dow Jones EURO STOXX 50® Index	IS-39
FTSETM 100 Index	IS-41
FTSE/Xinhua China 25 IndexTM	IS-44
Hang Seng China Enterprises Index	IS-49
Korea KOSPI 200 Index	IS-52
MSCI Indices	IS-55
MSCI-EAFE® Index	IS-55
MSCI® Emerging Markets IndexSM	IS-55
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying index and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Contingent Real-Return Performance Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009. References to the “index supplement” mean the UBS index supplement dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Contingent Real-Return Performance Securities?

The Contingent Real-Return Performance Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) a specified index (the “underlying index”) and (ii) the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (the “CPI”). The underlying index will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash that is based on the direction of and percentage change in the level of the underlying index from the trade date to the final valuation date, referred to as the “index return” and in some cases, the performance of the CPI as measured based upon published levels of the CPI on the trade date and the final valuation date, referred to as the “CPI return”. The amount you will receive at maturity will be based on either the index return or the CPI return, and will also depend upon whether the final index level (as defined below) is below a specified level (the “trigger level”). You must be willing to risk losing up to 100% of your principal amount invested if the level of the underlying index closes below the trigger level on the final valuation date. You must also be willing to accept that the Securities will not pay interest.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the final index level is greater than or equal to the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of: (i) the Index Return, (ii) the CPI Return and (iii) Zero).

➢	If the final index level is less than the trigger level, UBS will pay you for each Security that you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index from the trade date to the final valuation date (and no CPI return will be paid), for an amount equal to:

$10 + ($10 × Index Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final index level is less than the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “index return” is the difference between the final index level and initial index level of the underlying index and is expressed as a percentage of the initial index level. The index return may be positive or negative and is calculated as follows:

Index Return =
Final Index Level – Initial Index Level

Initial Index Level

The “initial index level” is the closing level of the underlying index on the trade date.

Unless otherwise specified in the applicable pricing supplement, the “final index level” is the closing level of the underlying index determined on the final valuation date.

The “CPI return” is the difference between the final CPI level and initial CPI level and is expressed as a percentage of the initial CPI level. The CPI return may be positive or negative and is calculated as follows:

CPI Return =
Final CPI Level – Initial CPI Level

Initial CPI Level

The “initial CPI level” is the level of the CPI reported by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the trade date, without regard to any subsequent corrections or revisions to that published level.

Unless otherwise specified in the applicable pricing supplement, the “final CPI level” is the level of the CPI reported by the BLS and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the final valuation date, without regard to any subsequent corrections or revisions to that published level.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying index and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

What is the CPI?

According to publicly available information, the CPI is a measure of prices paid by urban consumers in the U.S. for a fixed market basket of goods and services, including food and beverage, housing, apparel, transportation, medical care, recreation, education, communication and other goods and services. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds, and life insurance are not included. The CPI includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the CPI, prices for the various items are averaged together with weights that represent their importance in the spending of urban households in the U.S. The Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) periodically updates the contents of the market basket of goods and services and the weights assigned to the various items to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100. The base reference period for the CPI is the 1982-1984 average.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Contingent repayment of principal amount at maturity — We will pay you an amount in cash that is at least equal to the principal amount of your Securities if the level of the underlying index closes at or above the trigger level on the final valuation date and you hold the Securities to maturity, subject to the creditworthiness of UBS. If the final index level is below the trigger level, we will pay you an amount in cash that is less than the principal amount, if anything. Specifically, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal amount for each 1% (or a fraction thereof) that the index return is less than zero, and UBS will pay you a cash amount per Security equal to $10.00 + ($10 × index return). This will result in a loss of some or all of your initial investment in the Securities in an amount proportionate to the negative index return and UBS will not pay you any CPI return.
➢	Market Exposure with Potential Inflation Protection — At maturity, the Securities provide exposure to an underlying index with the potential to instead receive an inflation-linked return if the CPI increases by more than the underlying index during the term of the Securities. However, if the index return is negative and the final index level is less than the trigger level, investors will be exposed to the full negative return of the underlying index at maturity and no CPI return will be paid.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily repay the full principal amount of the Securities at maturity. UBS will pay you at least the principal amount of your Securities in cash only if the final index level is greater than or equal to the trigger level and will only make such payment at maturity. If the final index level is below the trigger level, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying index from the trade date to the final valuation date and UBS will not pay you the CPI return.
➢	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is above the trigger level.
➢	No interest payments — UBS will not pay any interest with respect to the Securities.
➢	Credit risk of the Issuer — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index. The level of the underlying index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock or commodity market volatility and levels, interest rates and economic and political conditions.
➢	Consumer prices may change unpredictably, affecting the level of the CPI and the market value of the Securities in unforeseeable ways — The return on the Securities may be linked to the CPI return. Market prices of the consumer items underlying the CPI may fluctuate based on numerous factors, including: changes in supply and demandrelationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic eventsand policies; disease; technological developments; and changes in interest rates. These factors may affect the level of the CPI and the payment at maturity and the marketvalue of the Securities in varying ways, and different factors may cause the level of the CPI to move in inconsistent directions at inconsistent rates.
➢	If the return on your Securities is equal to the CPI return, your return on the Securities may not reflect the actual levels of inflation affecting holders of the Securities — If (i) the final index level is equal to or greater than the trigger level, but the index return is less than the CPI return, and (ii) the CPI return is positive, you will receive a return on your Securities equal to the CPI return. In such case, you should be aware that the CPI is just one measure of inflation and may not reflect the actual levels of inflation affecting holders of the Securities. Accordingly, in such case, an investment in the Securities may not fully offset any inflation actually experienced by investors in the Securities.
➢	Owning the Securities is not the same as owning the index constituents — The return on your Securities may not reflect the return you would realize if you actually owned the index constituents comprising the underlying index. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on any index constituents during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index or the CPI will rise or fall. There can be no assurance that the level of the underlying index or the CPI will increase over the term of your Securities, or that the final index level will not fall below the trigger level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment. The level of the CPI will be influenced by complex and interrelated political, economic, financial and other factors that can affect the urban market for consumer goods and services upon which the CPI is based. You should be willing to accept the risk that periods of little or no inflation or deflation may adversely affect your payment at maturity and the market value of the Securities. In addition, you should also be willing to accept the risk that even in periods of moderate or high inflation you could lose some or all of your initial investment if the final S&P 500 level is below the trigger level, because in that scenario UBS will not repay your full principal amount or pay you a CPI return.
➢	There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index and the CPI; the volatility of the underlying index and the CPI; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying index may adversely affect the level of the underlying index and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or trading activities related to the underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the particular underlying index to which the Securities are linked.

➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying index or the index constituents.
➢	You seek an investment with the potential for an inflation-linked return.
➢	You believe the underlying index will appreciate over the term of the Securities.
➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
➢	You do not seek current income from your investment and are willing to forego dividends paid on any index constituent stocks.
➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You are not willing to make an investment that may have the same downside market risk as the underlying index or the index constituents.
➢	You do not seek an investment with the potential for an inflation-linked return.
➢	You believe that the level of the underlying index will decline during the term of the Securities and is likely to close below the trigger level on the final valuation date.
➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the underlying index.
➢	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.
➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-13 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk
➢	Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.
➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-31 of the product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally recognize long-term capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations —  Alternative Treatments” on page PS-32 of the product supplement.

The Internal Revenue Service, for example, might assert that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index and if the underlying index references commodities, that Section 1256 of the Internal Revenue Code should apply to your Securities.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-31 of the product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities, followed by examples for four hypothetical Securities.

Step 1: Calculate the Index Return

Calculate the Index Return.

The index return is the difference between the final index level and initial index level of the underlying index and is expressed as a percentage of the initial index level. The index return may be positive or negative and is calculated as follows:

Index Return =
Final Index Level – Initial Index Level

Initial Index Level

where

The “initial index level” is the closing level of the underlying index on the trade date.

The “final index level” is the closing level of the underlying index determined on the final valuation date.

Calculate the CPI Return.

The CPI return is the difference between the final CPI level and initial CPI level and is expressed as a percentage of the initial CPI level. The CPI return may be positive or negative and is calculated as follows:

CPI Return =
Final CPI Level – Initial CPI Level

Initial CPI Level

where

The “initial CPI level” is the level of the CPI reported by the BLS and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the trade date, without regard to any subsequent corrections or revisions to that published level.

The “final CPI level” is the level of the CPI reported by the BLS and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the final valuation date, without regard to any subsequent corrections or revisions to that published level.

Step 2: Calculate the Cash Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the final index level is greater than or equal to the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of: (i) the Index Return, (ii) the CPI Return and (iii) Zero).

➢	If the final index level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index from the trade date to the final valuation date (and no CPI return will be paid), for an amount equal to:

$10 + ($10 × Index Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final index level is less than the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the underlying index or the CPI. We cannot predict the level of the underlying index or CPI on the final valuation date. You should not take these examples as an indication or assurance of the expected performance of the underlying index.

Example 1 — The Index Return is 10% and the CPI Return is 5%

The following example illustrates the calculation of the index return, the CPI return and the payment at maturity for a hypothetical Security linked to a single underlying index with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Initial CPI Level	200
Final CPI Level	210
Trigger Level	800 (80% of the Initial Index Level)
Initial Index Level	1000
Final Index Level	1100

Given the above assumptions, the index return and CPI return would be calculated as follows:

Index Return = Final Index Level – Initial Index Level Initial Index Level	= 1100 – 1000 1000 = 10%

CPI Return = Final CPI Level – Initial CPI Level Initial CPI Level	= 210 – 200 200 = 5%

Because the underlying index did not close below the trigger level and the index return of 10% is greater than the CPI return of 5%, UBS will pay you the principal amount plus a return equal to the index return, or a 10% total return. In this case, the payment at maturity would be:

$10 + ($10 × Index Return) = $10 + ($10 × 10%) = $11 per Security (a gain of 10%).

Example 2 — The Index Return is -10% and the CPI Return is 5%

The following example illustrates the calculation of the index return, the CPI return and the payment at maturity for a hypothetical Security with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Initial CPI Level	200
Final CPI Level	210
Trigger Level	800 (80% of the Initial Index Level)
Initial Index Level	1000
Final Index Level	900

Given the above assumptions, the index return and CPI return would be calculated as follows:

Index Return = Final Index Level – Initial Index Level Initial Index Level	= 900 – 1000 1000 = -10%

CPI Return = Final CPI Level – Initial CPI Level Initial CPI Level	= 210 – 200 200 = 5%

Because the underlying index did not close below the trigger level and the index return of -10% is less than CPI return of 5%, UBS will pay you the principal amount plus a return equal to the CPI return, or a 5% total return. In this case, the payment at maturity would be:

$10 + ($10 × CPI Return) = $10 + ($10 × 5%) = $10.50 per Security (a gain of 5%).

Example 3 — The Index Return is -10% and the CPI Return is -5%

The following example illustrates the calculation of the index return, the CPI return and the payment at maturity for a hypothetical Security with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Initial CPI Level	200
Final CPI Level	190
Trigger Level	800 (80% of the Initial Index Level)
Initial Index Level	1000
Final Index Level	900

Given the above assumptions, the index return and the CPI return would be calculated as follows:

Index Return = Final Index Level – Initial Index Level Initial Index Level	= 900 – 1000 1000 = -10%

CPI Return = Final CPI Level – Initial CPI Level Initial CPI Level	= 190 – 200 200 = -5%

Because the underlying index did not close below the trigger level and both the index return of -10% and the CPI return of -5% are less than zero, UBS will pay you the principal amount, or a 0% total return. In this case, the payment at maturity would be:

$10 + ($10 × zero ) = $10 + $0 = $10.00 per Security (a 0% return).

Example 4 — The Index Return is -25% and the CPI Return is 5%

The following example illustrates the calculation of the index return, the CPI return and the payment at maturity for a hypothetical Security with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Initial CPI Level	200
Final CPI Level	210
Trigger Level	800 (80% of the Initial Index Level)
Initial Index Level	1000
Final Index Level	750

Given the above assumptions, the index return would be calculated as follows:

Index Return = Final Index Level – Initial Index Level Initial Index Level	= 750 – 1000 1000 = -25%

Because the index return of -25% is below the trigger level, UBS will pay you less than your principal amount at maturity and you will incur a loss on your investment that is proportionate to the negative index return and no CPI return will be paid. In this case, the payment at maturity would be:

$10 + ($10 × Index Return) = $10 + ($10 × -25%) = $7.50 per Security (a loss of 25%).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final index level is less than the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical levels of the underlying index and CPI and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the underlying index and CPI on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlying index and CPI that may not be achieved on the final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to hypothetically invest directly in the underlying index or invest directly in the index constituents. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by hypothetically investing directly in the underlying index or investing directly in the index constituents:

➢	the return on such a hypothetical direct investment would depend primarily upon the relative appreciation or depreciation of the underlying index during the term of the Securities, and not on changes in the level of the CPI or on whether the final index level is less than the trigger level;
➢	in the case of a hypothetical direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	an investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-13 of this product supplement.

We cannot predict the levels of the underlying index or CPI during the term of your Securities or, therefore, whether the final index level for any particular offering of the Securities will be below the trigger level. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to hypothetically invest directly in the underlying index or directly invest in the index constituents.

Risk Factors

The return on the Securities is linked to the performance of the underlying index and the CPI and will depend on whether the final index level is below the trigger level. Investing in the Securities is not equivalent to a hypothetical direct investment in the underlying index or a direct investment the index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the index supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or necessarily repay the full principal amount of the Securities at maturity. If the final index level is below the trigger level, we will pay you an amount in cash that is less than your principal amount, if anything, and you will have a loss of your initial investment that is proportionate to the negative index return. Specifically, in such case, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal amount for every 1% (or a fraction thereof) that the index return is less than zero and UBS will not pay you any CPI return. Therefore, you may lose some or all of your initial investment in the Securities.

The contingent repayment of principal applies only at maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is above the trigger level.

You will not receive interest payments on the Securities or dividend payments on any index constituent stocks.

You will not receive any interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituent stocks.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

Owning the Securities is not the same as owning the index constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the index constituents and held such investments for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Securities, and not on changes in the level of the CPI or on whether the final index level is less than the trigger level;
➢	in the case of a hypothetical direct investment in an underlying index comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	an investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and

Risk Factors

➢	an investment in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

Even if the levels of the underlying index and the CPI increase during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the levels of the underlying index or the CPI to increase while the market value of the Securities declines.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index or the CPI will rise or fall. There can be no assurance that the level of the underlying index or the CPI will increase over the term of your Securities, or that the final index level will not fall below the trigger level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment. The level of the CPI will be influenced by complex and interrelated political, economic, financial and other factors that can affect the urban market for consumer goods and services upon which the CPI is based. You should be willing to accept the risk that periods of little or no inflation or deflation may adversely affect your payment at maturity and the market value of the Securities. In addition, you should also be willing to accept the risk that even in periods of moderate or high inflation you could lose some or all of your initial investment if the final S&P 500 level is below the trigger level, because in that scenario UBS will not repay your full principal amount or pay you a CPI return.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying index or the CPI.

Changes in the levels of the underlying index and CPI during the term of the Securities before the final valuation date specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable, if any, at maturity of the Securities. The calculation agent will calculate the payment at maturity by comparing only the initial index level and initial CPI level on the trade date relative to the final index level and final CPI level, respectively, on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the levels of the underlying index or the CPI have risen at certain times during the term of the Securities before falling to an unfavorable level on the final valuation date.

The calculation agent can postpone the determination of the final index level, and therefore the maturity date, if a market disruption event occurs on the final valuation date.

The determination of the final index level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to the underlying index on the final valuation date. If such a postponement occurs, the calculation agent will determine the final index level based on the closing level of the underlying index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index. In no event, however, will the final valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days. In such case, the final valuation date as listed in the applicable pricing supplement to determine the final CPI level and resulting CPI return will not be affected.

If the determination of the final index level is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to the underlying index on that day, that day will nevertheless

Risk Factors

be the date on which the final index level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final index level that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index has increased since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the level of the underlying index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the level of the CPI;
➢	the volatility of the underlying index and CPI, respectively (i.e., the frequency and magnitude of changes in the level of the underlying index or CPI over the term of the Securities);
➢	the composition of the underlying index and changes to its index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on the index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprised of such index constituent stocks, and therefore affect the market value of the Securities);
➢	any changes to the methodology for calculating the CPI;
➢	price fluctuations or other developments in the markets for futures or over-the-counter instruments related to the underlying index or the CPI;
➢	interest rates in the U.S. market and each market related to the underlying index;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	the creditworthiness of UBS; and

Risk Factors

➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the underlying index or the CPI, or equity and commodity markets or consumer prices generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” on page PS-25 and “General Terms of the Securities — Role of Calculation Agent” on page PS-29. No index sponsor is involved in the offer of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective index sponsor and the underlying index to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the relevant index sponsor or the underlying index contained in the index supplement or any applicable pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index for your Securities.

Changes that affect the underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of the underlying index, such as additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index, could

Risk Factors

affect the level of the underlying index and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final index level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final index level — and thus the amount payable at maturity — in a manner it considers appropriate.

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Securities.

The market prices of the index constituents will determine the level of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the level of the underlying index will rise or fall. Market prices of the index constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituents.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

Risk Factors

The index return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index return and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-23.

The Securities may be subject to currency exchange risk.

Because the market prices of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the foreign currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the foreign currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments;
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America; and
➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index, the United States and other countries important to international trade and finance.

In the case of Securities linked to an underlying index that is a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to an underlying index that is a commodities index, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an underlying index that is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value

Risk Factors

of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to an underlying index that is a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of any underlying index that is a commodity index and, therefore, the value of your Securities.

In the case of Securities linked to an underlying index that is a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an underlying index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in any underlying index and the markets for those index commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of any commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

RISKS RELATED TO CPI

Consumer prices may change unpredictably, affecting the level of the CPI and the market value of the Securities in unforeseeable ways.

The return on the Securities may be linked to the CPI return. Market prices of the consumer items underlying the CPI may fluctuate based on numerous factors, including: changes in supply and demandrelationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic eventsand policies; disease; technological developments; and changes in interest rates. These factors may affect the level of the CPI and the payment at maturity and the marketvalue of the Securities in varying ways, and different factors may cause the level of the CPI to move in inconsistent directions at inconsistent rates.

Risk Factors

If the return on your Securities is equal to the CPI return, your return on the Securities may not reflect the actual levels of inflation affecting holders of the Securities.

If (i) the final index level is equal to or greater than the trigger level, but the index return is less than the CPI return, and (ii) the CPI return is positive, you will receive a return on your Securities equal to the CPI return. In such case, you should be aware that the CPI is just one measure of inflation and may not reflect the actual levels of inflation affecting holders of the Securities. Accordingly, in such case, an investment in the Securities may not fully offset any inflation actually experienced by investors in the Securities.

The historical levels of the CPI are not an indication of the future levels of the CPI.

The historical levels of the CPI are not an indication of the future levels of the CPI during the term of the Securities. In the past, the CPI has experienced periods of volatility and such volatility may occur in the future. Fluctuations and trends in the CPI that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Changes in the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control.

The CPI may be discontinued or the manner in which the CPI is calculated may change in the future.

There can be no assurance that the CPI will not be discontinued or that the BLS will not change the method by which it calculates the CPI. Changes in the method by which the CPI is calculated could reduce the level of the CPI and adversely effect your return on the Securities. As a consequence, the payment at maturity and the market value of the Securities may be reduced if the method of calculating the CPI is modified. In addition, if the CPI is discontinued or substantially altered, a successor index may be employed to calculate the payment at maturity of the Securities and such substitution may adversely affect the market value of the Securities. UBS has no control over the way the CPI is calculated and the BLS will have no obligation to consider your interests in calculating or revising the CPI. See “General Terms of the Securities — Determining the Level of the CPI; Discontinuance of or Adjustments to the CPI; Alteration of Method of Calculation”.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange-traded funds or other derivative products on such index constituents, the underlying index or the CPI may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-30, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents, the underlying index or the CPI, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents, the underlying index or the CPI, and they may adjust these hedges by, among other things, purchasing or selling the index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents, the underlying index or the CPI at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such index constituents and/or the level of the underlying index or the CPI and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the underlying index on a regular basis as part of our general broker-dealer and

Risk Factors

other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the index constituents and the level of the underlying index and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index, could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the index constituent stocks and the level of the underlying index and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or the market value of, and the return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. We urge you to make your own independent investigation of the merits of investing in the Securities, the CPI Index and the underlying index to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The

Risk Factors

calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents or the underlying index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-31 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-31 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the final index level is greater than or equal to the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of: (i) the Index Return, (ii) the CPI Return and (iii) Zero).

➢	If the final index level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying index from the trade date to the final valuation date (and no CPI return will be paid), for an amount equal to:

$10 + ($10 × Index Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the final index level is less than the trigger level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index return is less than zero.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “index return” is the difference between the final index level and initial index level of the underlying index and is expressed as a percentage of the initial index level. The index return may be positive or negative and is calculated as follows:

General Terms of the Securities

Index Return =
Final Index Level – Initial Index Level

Initial Index Level

The “initial index level” is the closing level of the underlying index on the trade date.

Unless otherwise specified in the applicable pricing supplement, the “final index level” is the closing level of the underlying index determined on the final valuation date.

The “CPI return” is the difference between the final CPI level and initial CPI level and is expressed as a percentage of the initial CPI level. The CPI return may be positive or negative and is calculated as follows:

CPI Return =
Final CPI Level – Initial CPI Level

Initial CPI Level

The “initial CPI level” is the level of the CPI reported by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the trade date, without regard to any subsequent corrections or revisions to that published level.

Unless otherwise specified in the applicable pricing supplement, the “final CPI level” is the level of the CPI reported by the BLS and published under Bloomberg ticker CPURNSA for the month that is three months prior to the calendar month of the final valuation date, without regard to any subsequent corrections or revisions to that published level.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying index and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying index due to the occurrence of the market disruption event, the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement of the final valuation date. The calculation agent may postpone the final valuation date for the underlying index if a market disruption event occurs or is continuing with respect to such underlying index on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying index. In that event, the final valuation date for the disrupted underlying index will be the first following trading day on which the closing level of such underlying

General Terms of the Securities

index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying index. In no event, however, will the final valuation date for the Securities be postponed by more than eight trading days with respect to any underlying index. In such case, the final valuation date as listed in the applicable pricing supplement to determine the final CPI level and resulting CPI return will not be affected.

A postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If final valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Market Disruption Event

The calculation agent will determine the final index level based upon the closing level of the underlying index on the final valuation date specified in the applicable pricing supplement. As described above, the final valuation date may be postponed with respect to the underlying index, and thus the determination of the final index level with respect to such final valuation date may be postponed, if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing with respect to the underlying index. If such a postponement occurs, the calculation agent will determine the final index level with reference to the closing level for the disrupted underlying index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing level of the underlying index. In no event, however, will the final valuation date be postponed by more than eight trading days.

If the determination of final index level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the final index level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final index level that would have prevailed in the absence of the market disruption event. In such case, the final valuation date as listed in the applicable pricing supplement to determine the final CPI level and resulting CPI return will not be affected.

Any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;

General Terms of the Securities

➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a suspension, absence or material limitation of trading in any futures contract included in the underlying index;
➢	a change in the settlement price of any futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in the underlying index;
➢	the underlying index is not published; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to the underlying index generally.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected underlying index, index return, initial index level, final index level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the underlying

General Terms of the Securities

index not to fairly represent the level of the underlying index had such changes not been made or that otherwise affects the calculation of the closing levels of the underlying index, index return, initial index level, final index level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the underlying index that it believes are appropriate to ensure that the final index level and index return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected underlying index, index return, initial index level, final index level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Determining the Level of the CPI; Discontinuance of or Adjustments to the CPI; Alteration of Method of Calculation

If by 3:00 p.m. New York City time on any relevant date of determination, the CPI is not published under Bloomberg ticker CPURNSA for any relevant month, but has otherwise been reported by the BLS, then the calculation agent will determine the CPI as reported by the BLS for such month using such other source, which in the calculation agent’s judgment, accurately sets forth the CPI as reported by the BLS.

In calculating the initial CPI level and the final CPI level, the calculation agent will use the most recently available level of the CPI for the relevant month as of the relevant date of determination, even if such level has been adjusted from a prior reported level of the CPI for such month. However, if the level of the CPI used by the calculation agent to determine the initial CPI level and the final CPI level for the Securities is subsequently revised by the BLS, the calculation agent will continue to use the original initial CPI level or final CPI level, and the index return determined on the final valuation date will not be adjusted to account for any such revisions.

If, while the Securities are outstanding, the CPI is discontinued or substantially altered, as determined by the calculation agent, the calculation agent will determine the CPI return for the Securities by reference to the applicable substitute index that is chosen by the Secretary of the Treasury for the Department of the Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the calculation agent will determine the CPI return based upon its estimate of the final CPI level that would have prevailed in the absence of such discontinuance or alteration.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding

General Terms of the Securities

principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

General Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the underlying index, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer —  Payment Mechanics for Debt Securities” in the attached prospectus. As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, business days, trading days, the default amount, the index return, the initial index level, the final index level, CPI return, initial CPI level, final CPI level and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying index or the CPI and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents, the underlying index or the CPI prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the CPI, or the value of the index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents, the underlying index or the CPI, or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying index or markets relating to the underlying index. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-13 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and

Supplemental U.S. Tax Considerations

your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, to the extent that an underlying index includes commodities, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities or the relevant portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value).

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of the underlying index, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the underlying index, (iii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Securities or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying index that is attributable to ordinary income that is realized in respect of the index components. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Medicare Tax on Net Investment Income.  Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.  Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that

Supplemental U.S. Tax Considerations

own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Under recent legislation, reporting requirements and backup withholding may also apply to certain payments to corporate United States holders.

Payment of the proceeds from the sale of a Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business.

Supplemental U.S. Tax Considerations

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will generally not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status, including providing an IRS Form W-8BEN. Gain from the sale or exchange of a Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-30, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.